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ERNST & YOUNG LLP          1300 HUNTINGTON BUILDING          PHONE: 216/861-5000

                           925 EUCLID AVENUE
                           CLEVELAND, OHIO 44115-1405


                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Advanced Lighting Technologies, Inc. Employee Stock Purchase Plan of our report dated September 26, 1996, with respect to the consolidated financial statements of Advanced Lighting Technologies, Inc., included in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Cleveland, Ohio
February 17, 1997